                                                                   EXHIBIT 10.40

                                 CTC MEDIA, INC.

                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

     This Agreement dated as of May __, 2006 is entered into by and among CTC
Media, Inc., a Delaware corporation (the "COMPANY"), Alfa, MTG, Baring and
Fidelity (each as defined on Exhibit A), and each of the parties listed on
Exhibit B (the "ADDITIONAL STOCKHOLDERS"). Alfa, MTG, Baring and Fidelity are
referred to herein as "MAJOR STOCKHOLDERS". The Major Stockholders and the
Additional Stockholders are referred to herein as the "STOCKHOLDERS".

                                    Recitals

     WHEREAS, the Company and certain of the Stockholders are parties to various existing agreements that provide for certain arrangements with respect to the registration of shares of capital stock of the Company under the Securities Act;
and

     WHEREAS, subject to and conditional upon the closing of the Company's initial public offering of its Common Stock, the Company and the Stockholders
wish to terminate all such existing agreements and to provide for certain new arrangements with respect to the registration of shares of capital stock of the
Company under the Securities Act;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

     1. Certain Definitions.

     As used in this Agreement, the following terms shall have the following respective meanings:

     "Affiliated Party" means, with respect to any Stockholder, any person or entity which, directly or indirectly, controls, is controlled by or is under common control with such Stockholder, including, without limitation, any general partner, officer or director of such Stockholder and any venture capital fund now or hereafter existing which is controlled by one or more general partners of, or shares the same management company as, such Stockholder; provided that, with respect to Sector Investment Holding Company, each of EPIC Investments
International Limited, Sovcap, Inc. (Delaware), the European Bank for
Reconstruction and Development, the International Finance Corporation, New
Europe Investment Fund, SICAV (Luxembourg), SIBAG Investments Inc. and
Ceskoslovenska Obchodni Banka, A.S. (Czech Republic) shall be deemed to be its
Affiliated Party.

     "Commission" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

     "Common Stock" means the common stock, $0.01 par value per share, of the
Company.

     "Company" has the meaning ascribed to it in the introductory paragraph hereof.

     "Effective Date" has the meaning ascribed to it in Section 4 hereof.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

     "Indemnified Party" means a party entitled to indemnification pursuant to
Section 2.5.

     "Indemnifying Party" means a party obligated to provide indemnification pursuant to Section 2.5.

     "Initiating Holders" means the Stockholders initiating a request for registration pursuant to Section 2.1(a) or 2.1(b), as the case may be.

     "Other Holders" means holders of securities of the Company (other than
Stockholders) to the extent they are entitled, by contract with the Company as of the date hereof, to have securities included in a Registration Statement.

     "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by an amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

     "Registrable Shares" means (a) the shares of Common Stock held by the
Stockholders on the date hereof, (b) the shares of Common Stock to be issued upon the automatic conversion (at and effective upon the closing of the
Company's initial public offering of Common Stock) of shares of any series of preferred stock of the Company held by the Stockholders on the date hereof, (c)
any shares of Common Stock acquired by a Stockholder in connection with the exercise by such Stockholder of its rights under Section 4.1 (Right of First
Offer) of the Stockholders Agreement to become effective on the Effective Date among the Company and certain of its stockholders and (d) any other shares of
Common Stock issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations or similar events); provided, however, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares upon any sale pursuant to a Registration Statement or Rule
144 under the Securities Act.

     "Registration Expenses" means all expenses incurred by the Company in complying with the provisions of Section 2, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and expenses of counsel for the Company and the fees and expenses, not to exceed
$75,000, of one counsel selected by the Selling Stockholders to represent the
Selling Stockholders, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions and the fees and expenses of Selling
Stockholders' own counsel (other than the counsel selected to represent all
Selling Stockholders).

                                       -2-

     "Registration Statement" means a registration statement filed by the
Company with the Commission for a public offering and sale of securities of the
Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

     "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

     "Selling Stockholder" means any Stockholder owning Registrable Shares included in a Registration Statement.

     "Stockholder" has the meaning ascribed to it in the introductory paragraph hereof.

     2. Registration Rights.

     2.1 Required Registrations.

         (a) At any time beginning six months following the Effective Date, one or more Stockholders holding in the aggregate not less than four percent (4%) of the total number of Registrable Shares then outstanding (provided, however, that in the case of each such request, at least one of the Major Stockholders shall participate in making such request and shall be deemed to be an Initiating
Holder for purposes of such Registration Statement) may request, in writing, that the Company effect the registration on Form S-1 or Form S-2 (or any successor form) of Registrable Shares owned by such Stockholder or Stockholders that, together with the Shares to be sold by all other Stockholders participating in such registration, have an aggregate value of at least fifty million dollars ($50,000,000) (based on the last reported public market price on the last business day preceding the date of such request).

         (b) At any time after the Company becomes eligible to file a
Registration Statement on Form S-3 (or any successor form relating to secondary offerings), any two or more unaffiliated Stockholders holding Registrable Shares may request, in writing, that the Company effect the registration on Form S-3
(or such successor form), of Registrable Shares having an aggregate value of at least ten million dollars ($10,000,000) (based on the last reported public market price on the last business day preceding the date of such request).

         (c) Upon receipt of any request for registration pursuant to this
Section 2, the Company shall promptly give written notice of such proposed registration to all other Stockholders and to any Other Holders. Such
Stockholders and Other Holders shall have the right, by giving written notice to the Company within twenty (20) business days after the Company provides its notice, to elect to have included in such registration such of their Registrable
Shares as such Stockholders may request in such notice of election, subject in the case of an underwritten offering to the terms of Section 2.1(d). Thereupon, the Company shall, as expeditiously as possible, use its commercially reasonable efforts to effect the registration on an appropriate registration form of all
Registrable Shares that the Company has been requested to so register; provided, however, that in the case of a registration requested under Section 2.1(b), the
Company will only be obligated to effect such registration on Form S-3 (or any successor form).

                                       -3-

         (d) If the Initiating Holders intend to distribute the Registrable
Shares covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1(a) or
(b), as the case may be, and the Company shall include such information in its written notice referred to in Section 2.1(c). In such event, (i) the right of any other Stockholder to include its Registrable Shares in such registration pursuant to Section 2.1(a) or (b), as the case may be, shall be conditioned upon such other Stockholder's participation in such underwriting on the terms set forth herein, and (ii) all Stockholders including Registrable Shares in such registration shall enter into an underwriting agreement upon customary terms with the underwriter or underwriters managing the offering; provided that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of the Stockholders materially greater than the obligations of the Stockholders pursuant to Section 2.5. The Initiating Holders shall have the right to select the managing underwriter(s) for any underwritten offering requested pursuant to Section 2.1(a) or (b), subject to the approval of the Company, which approval will not be unreasonably withheld, conditioned or delayed. If any Stockholder who has requested inclusion of its Registrable
Shares in such registration as provided above disapproves of the terms of the underwriting, such Stockholder may elect, by written notice to the Company, to withdraw its Registrable Shares from such Registration Statement and underwriting.

If the managing underwriter advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, (i) to the extent the Company is permitted to do so pursuant to the applicable registration rights agreements, the shares held by Other Holders (other than
Registrable Shares) shall first be excluded from such Registration Statement and underwriting to the extent deemed advisable by the managing underwriter, (ii) if a further reduction of the number of shares is required, the shares held by
Stockholders other than the Initiating Holders shall be excluded from such
Registration Statement and underwriting to the extent deemed advisable by the managing underwriter (and if some shares held by such Stockholders are not to be excluded then such Stockholders shall be permitted to include shares in such
Registration Statement in proportion, as nearly as practicable, to the respective number of Registerable Shares then held by them), and (iii) if a further reduction of the number of shares is required, the number of shares that may be included in such Registration Statement and underwriting shall be allocated among all Initiating Holders in proportion, as nearly as practicable, to the respective number of Registrable Shares held by them on the date of the request for registration made pursuant to Section 2.1(a) or (b), as the case may
be. If any such Stockholder would thus be entitled to include more shares than such Stockholder requested to be registered, the excess shall be allocated among other participating Stockholders pro rata in the manner described above. If the managing underwriter has not limited the number of Registrable Shares or other securities to be underwritten, the Company may include securities for its own account in such registration if the managing underwriter so agrees and if the number of Registrable Shares and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

                                       -4-

         (e) The Company shall not be required pursuant to Section 2.1(a) to effect (i) more than one registration initiated by any one Major Stockholder or
(ii) more than four registrations in the aggregate. For purposes of this Section
2.1(e), a Registration Statement shall not be counted until such time as such
Registration Statement has been declared effective by the Commission (unless the
Initiating Holders withdraw their request for such registration (other than as a result of information concerning the business or financial condition of the
Company which is made known to the Stockholders after the date on which such registration was requested) and elect not to pay the Registration Expenses therefor pursuant to Section 2.4) and remained effective in compliance with the provisions of the Securities Act with respect to the disposition of all
Registrable Shares covered by such Registration Statement for a period of six months from the effective date thereof or such lesser period until all the
Registrable Shares covered thereby have been sold. For purposes of this Section
2.1(e), a Registration Statement shall not be counted if, as a result of an exercise of the underwriter's cut-back provisions, less than fifty percent (50%)
of the total number of Registrable Shares that the Initiating Holders have requested to be included in such Registration Statement are so included.

         (f) If at the time of any request to register Registrable Shares by
Initiating Holders pursuant to this Section 2.1, the Company is engaged or has plans to engage in a registered public offering or is engaged in any other activity which, in the good faith determination of the Company's Board of
Directors, would be adversely affected by the requested registration, then the
Company may at its option direct that such request be delayed for a period not in excess of 30 days from the date of such request, such right to delay a request to be exercised by the Company not more than twice in any 12-month period.

     2.2 Incidental Registration.

         (a) Whenever the Company proposes to file a Registration Statement covering shares of Common Stock (other than a Registration Statement filed pursuant to Section 2.1 and a Registration Statement covering shares to be sold solely for the account of Other Holders, which shares were acquired pursuant to either (i) an acquisition of a company of which they were formerly stockholders,
(ii) a "private placement" under the Securities Act or (iii) Rule 144A under the
Securities Act) at any time and from time to time, it will, prior to such filing, give written notice to all Stockholders of its intention to do so;
provided, that no such notice need be given if no Registrable Shares are to be included therein as a result of a written notice from the managing underwriter pursuant to Section 2.2(b). Upon the written request of a Stockholder or
Stockholders given within twenty (20) business days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall use its commercially reasonable efforts to cause all Registrable Shares which the Company has been requested by such Stockholder or Stockholders to register to be registered under the
Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Stockholder or Stockholders; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section
2.2 without obligation to any Stockholder.

                                       -5-

         (b) If the registration for which the Company gives notice pursuant to
Section 2.2(a) is a registered public offering involving an underwriting, the
Company shall so advise the Stockholders as a part of the written notice given pursuant to Section 2.2(a). In such event, (i) the right of any Stockholder to include its Registrable Shares in such registration pursuant to this Section 2.2 shall be conditioned upon such Stockholder's participation in such underwriting on the terms set forth herein and (ii) all Stockholders including Registrable
Shares in such registration shall enter into an underwriting agreement upon customary terms with the underwriter or underwriters selected for the underwriting by the Company. If any Stockholder who has requested inclusion of its Registrable Shares in such registration as provided above disapproves of the terms of the underwriting, such person may elect, by written notice to the
Company, to withdraw its shares from such Registration Statement and underwriting.

If the managing underwriter advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, (i) the shares held by holders of securities of the Company other than Stockholders and
Other Holders shall be excluded from such Registration Statement and underwriting to the extent deemed advisable by the managing underwriter, (ii) if a further reduction of the number of shares is required, the number of secondary shares that may be included in such Registration Statement and underwriting shall be allocated among all Stockholders and Other Holders requesting registration in proportion, as nearly as practicable, to the respective number of shares of Common Stock held by them on the date the Company gives the notice specified in Section 2.2(a) (except to the extent the Company is obligated by the terms of a registration rights agreement as in effect as of the date hereof with any Other Holder to permit such Other Holder to include a greater number of such Other Holder's shares, in which case such Other Holder(s) shall be permitted to include such number of shares as is required pursuant to such other registration rights agreement, and the remaining secondary shares permitted to be sold shall be allocated pro rata among the Stockholders and remaining Other
Holders), and (iii) if a further reduction of the number of shares is required, only shares to be sold by the Company shall be included in such registration. If any Stockholder or Other Holder would thus be entitled to include more shares than such holder requested to be registered, the excess shall be allocated among other requesting Stockholders and Other Holders pro rata in the manner described above.

     2.3 Registration Procedures.

         (a) If and whenever the Company is required by the provisions of this
Agreement to use its best efforts to effect the registration of any Registrable
Shares under the Securities Act, the Company shall:

            (i) file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration
Statement to become effective as soon as possible;

            (ii) as expeditiously as possible prepare and file with the
Commission any amendments and supplements to the Registration Statement and the
Prospectus included in the Registration Statement as may be necessary to comply with the provisions of the Securities Act (including the anti-fraud provisions thereof) and to keep the Registration Statement effective for six months from the effective date or such lesser period until all such Registrable Shares are sold;

                                       -6-

            (iii) as expeditiously as possible furnish to each Selling
Stockholder such reasonable numbers of copies of the Prospectus, including any preliminary Prospectus, in conformity with the requirements of the Securities
Act, and such other documents as such Selling Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable
Shares owned by such Selling Stockholder;

            (iv) as expeditiously as possible use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the Selling Stockholders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the Selling Stockholders to consummate the public sale or other disposition in such states of the Registrable Shares owned by the Selling Stockholders; provided, however, that the Company shall not be required in connection with this paragraph (iv) to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or to amend its Certificate of Incorporation or By-laws in a manner that the Board of Directors of the Company determines is inadvisable;

            (v) as expeditiously as possible, cause all such Registrable Shares to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

            (vi) promptly provide a transfer agent and registrar for all such
Registrable Shares not later than the effective date of such Registration
Statement;

            (vii) promptly make available for inspection by the Selling
Stockholders, any managing underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the Selling Stockholders, all pertinent financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement; provided that any such party shall, upon the request of the Company, enter into a confidentiality agreement with the Company in form and substance reasonably satisfactory to the Company;

            (viii) notify each Selling Stockholder, promptly after it shall receive notice thereof, of the time when such Registration Statement has become effective or a supplement to any Prospectus forming a part of such Registration
Statement has been filed;

            (ix) as expeditiously as possible following the effectiveness of such Registration Statement, notify each seller of such Registrable Shares of any request by the Commission for the amending or supplementing of such
Registration Statement or Prospectus; and

            (x) upon the written request of any Selling Stockholder, furnish to such Selling Stockholder a copy of the Registration Statement prior to its initial filing with the Commission.

                                       -7-

         (b) If the Company has delivered a Prospectus to the Selling
Stockholders and after having done so the Prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the
Selling Stockholders and, if requested, the Selling Stockholders shall immediately cease making offers of Registrable Shares and return all
Prospectuses to the Company. The Company shall promptly provide the Selling
Stockholders with revised Prospectuses and, following receipt of the revised
Prospectuses, the Selling Stockholders shall be free to resume making offers of the Registrable Shares.

         (c) In the event that, in the judgment of the Company, it is advisable to suspend use of a Prospectus included in a Registration Statement due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be detrimental to the Company, the Company shall notify all Selling Stockholders to such effect, and, upon receipt of such notice, each such Selling Stockholder shall immediately discontinue any sales of Registrable Shares pursuant to such
Registration Statement until such Selling Stockholder has received copies of a supplemented or amended Prospectus or until such Selling Stockholder is advised in writing by the Company that the then current Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. Notwithstanding anything to the contrary herein, the Company shall not exercise its rights under this
Section 2.3(c) to suspend sales of Registrable Shares for a period in excess of
30 days consecutively or 60 days in any 365-day period.

     2.4 Allocation of Expenses. The Company will pay all Registration Expenses for all registrations under this Agreement; provided, however, that if a registration under Section 2.1 is withdrawn at the request of the Initiating
Holders (other than as a result of information concerning the business or financial condition of the Company which is made known to the Selling
Stockholders after the date on which such registration was requested) and if the
Initiating Holders elect not to have such registration counted as a registration requested under Section 2.1, the Selling Stockholders shall pay the Registration
Expenses of such registration pro rata in accordance with the number of their
Registrable Shares included in such registration.

     2.5 Indemnification and Contribution.

         (a) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Selling Stockholder, each underwriter of such Registrable
Shares, and each other person, if any, who controls such Selling Stockholder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such
Selling Stockholder, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration
Statement under which such Registrable Shares were registered under the
Securities Act, any preliminary Prospectus or final Prospectus contained in the
Registration Statement, or any amendment or supplement to such Registration
Statement, (ii) the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not

                                       -8-

misleading, or (iii) any violation or alleged violation by the Company of the
Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the Registration Statement or the offering contemplated thereby; and the Company will reimburse such Selling Stockholder, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such Selling Stockholder, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to any Selling Stockholder, underwriter or controlling person, as the case may be, to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary Prospectus or Prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such
Selling Stockholder, underwriter or controlling person specifically for use in the preparation thereof.

         (b) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each Selling Stockholder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the
Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the
Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary Prospectus or final Prospectus contained in the Registration
Statement, or any amendment or supplement to the Registration Statement, or (ii)
any omission or alleged omission to state a material fact required to be stated
therein or necessary to make the statements therein not misleading, if and to the extent (and only to the extent) that the statement or omission was made in reliance upon and in conformity with information relating to such Selling
Stockholder furnished in writing to the Company by such Selling Stockholder specifically for use in connection with the preparation of such Registration
Statement, Prospectus, amendment or supplement; provided, however, that the obligations of a Selling Stockholder hereunder shall be limited to an amount equal to the net proceeds to such Selling Stockholder of Registrable Shares sold in connection with such registration.

         (c) Each Indemnified Party shall give notice to the Indemnifying Party promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld, conditioned or delayed); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this
Section 2.5 except to the extent that the Indemnifying Party is adversely affected by such failure. The Indemnified Party may participate in such defense

                                       -9-

at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if the Indemnified Party reasonably concludes that (i) there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Party or (ii) representation of such
Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the
Indemnified Party and any other party represented by such counsel in such proceeding; provided further that in no event shall the Indemnifying Party be required to pay the expenses of more than one law firm per jurisdiction as counsel for the Indemnified Party. The Indemnifying Party also shall be responsible for the expenses of such defense if the Indemnifying Party does not elect to assume such defense. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

         (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 2.5 is due in accordance with its terms but for any reason is held to be unavailable to an Indemnified Party in respect to any losses, claims, damages and liabilities referred to herein, then the Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such
Indemnified Party as a result of such losses, claims, damages or liabilities to which such party may be subject in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Selling Stockholders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Selling
Stockholders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact related to information supplied by the Company or the Selling Stockholders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Selling Stockholders agree that it would not be just and equitable if contribution pursuant to this Section
2.5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 2.5(d), (i) in no case shall any one Selling Stockholder be liable or responsible for any amount in excess of the net proceeds received by such Selling Stockholder from the offering of Registrable Shares and (ii) the Company shall be liable and responsible for any amount in excess of such proceeds; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section
11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section
2.5(d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve such party from any other obligation it or they may have thereunder or otherwise under this Section 2.5(d). No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

                                      -10-

         (e) The rights and obligations of the Company and the Selling
Stockholders under this Section 2.5 shall survive the termination of this
Agreement.

     2.6 Other Matters with Respect to Underwritten Offerings. In the event that
Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to Section 2.1, the Company agrees to (a) enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of the Company and its subsidiaries and customary covenants and agreements to be performed by the
Company, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering; (b) use its best efforts to cause its legal counsel to render customary opinions to the underwriters with respect to the Registration Statement; and (c) use its best efforts to cause its independent public accounting firm to issue customary "cold comfort letters" to the underwriters with respect to the Registration Statement.

     2.7 Information by Holder. Each holder of Registrable Shares included in any registration shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

     2.8 Confidentiality of Notices. Any Stockholder receiving any written notice from the Company regarding the Company's plans to file a Registration
Statement shall treat such notice confidentially and shall not disclose such information to any person other than as necessary to exercise its rights under this Agreement.

     2.9 Rule 144 Requirements. Following the Effective Date, the Company agrees to:

         (a) make and keep current public information about the Company available, as those terms are understood and defined in Rule 144;

         (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

         (c) furnish to any holder of Registrable Shares upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act (at any
time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

                                      -11-

     2.10 Termination. This Agreement shall terminate upon the earliest of (a)
the date on which all Stockholders may sell all Registrable Shares held by the
Stockholders without restriction pursuant to Rule 144(k) under the Securities
Act, (b) the date on which no Stockholder holds any Registrable Shares and (c)
the date on which Stockholders holding Registrable Shares representing at least ninety five percent (95%) of the voting power of all Registrable Shares then held by the Stockholders agree in writing to terminate this Agreement. Section
2.5 hereof shall survive the termination of this Agreement. Any Stockholder that no longer holds any Registrable Shares shall cease to be Stockholder hereunder except for purposes of Section 2.5 hereof.

     3. Transfers of Rights; Calculation of Share Numbers.

        3.1 Transfer of Rights. This Agreement, and the rights and obligations of each Stockholder hereunder, may be assigned by such Stockholder to (a) any person or entity to which the lesser of (i) at least two million five hundred thousand (2,500,000) Shares (subject to appropriate adjustment for stock splits, stock dividends, recapitalizations and similar events occurring after the date of this Agreement) or (ii) all Shares then owned by such Stockholder, are transferred by such Stockholder, or (b) to any Affiliated Party of such
Stockholder, and, in each case, such transferee shall be deemed a "Stockholder"
and, if applicable, a "Major Stockholder" for purposes of this Agreement;
provided that such assignment of rights shall be contingent upon the transferee providing a written instrument to the Company notifying the Company of such transfer and assignment and agreeing in writing to be bound by the terms of this
Agreement.

        3.2 Calculation of Share Ownership. In determining the number or percentage of shares owned by a Stockholder for purposes of ascertaining or exercising rights under this Agreement, all shares held by Affiliated Parties of such Stockholder shall be aggregated together (provided that no shares shall be attributed to more than one entity or person within any such group of Affiliated
Parties or otherwise counted more than once).

     4. Effectiveness; Termination of Prior Agreements; Complete Agreement. This
Agreement shall become effective upon, and is subject to, the closing of the initial underwritten public offering of Common Stock of the Company (the
"EFFECTIVE DATE"); provided, however, that if the Effective Date does not occur prior to August 15, 2006, this Agreement shall be null and void and of no force or effect. Upon such effectiveness, each existing agreement between the Company and any of the Stockholders providing for registration rights shall terminate and shall thereafter be of no further force or effect. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

     5. General.

        5.1 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

        5.2 Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each
Stockholder shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

                                      -12-

        5.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without reference to the conflicts of law provisions thereof).

        5.4 Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed delivered (i) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable international overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

     If to the Company, at Pravda Street 15A, 125124, Moscow, Russia, attention:
Chief Financial Officer, facsimile: +7 495 797-4110, or at such other address as may have been furnished in writing by the Company to the other parties hereto, with a copy to WilmerHale, 10 Noble Street, London EC2V 7QJ, England, facsimile:
+44-20-7645-2424, email: trisha.johnson@wilmerhale.com, attention: Trisha
Johnson, Esq.; or

     If to a Stockholder, at its address set forth on Exhibit A or Exhibit B, as the case may be, or at such other address as may have been furnished in writing by such Stockholder to the other parties hereto.

     Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this
Section 5.4.

     5.5 Amendments and Waivers. This Agreement may be amended and the observance of any term of this Agreement may be waived with respect to all parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and Stockholders holding Registrable Shares representing at least ninety percent
(90%) of the voting power of all Registrable Shares then held by Stockholders.
Notwithstanding the foregoing, this Agreement may not be amended and the observance of any term hereunder may not be waived with respect to any
Stockholder without the written consent of such Stockholder unless such amendment or waiver applies to all Stockholders in the same fashion. The Company shall give prompt written notice of any amendment hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment or waiver.
Any amendment or waiver effected in accordance with this Section 5.5 shall be binding on all parties hereto, even if they do not execute such consent. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

                                      -13-

     5.6 Pronouns. Whenever the context may require, any pronouns used in this
Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

     5.7 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

     5.8 Section Headings and References. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties. Any reference in this agreement to a particular section or subsection shall refer to a section or subsection of this
Agreement, unless specified otherwise.

                                      *****

                                      -14-

     Executed as of the date first written above.

                                          CTC MEDIA, INC.

                                          By:
                                             -----------------------------------
                                             Nilesh Lakhani
                                             Chief Financial Officer

                               MAJOR STOCKHOLDERS:

                                          MTG BROADCASTING AB

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                          ALFA CAPITAL HOLDINGS (CYPRUS) LIMITED

                                          By:
                                             -----------------------------------
                                             Name:
                                            Title:

                                          JAYSTONE LIMITED

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                          CAVENDISH NOMINEES LIMITED

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                         [Registration Rights Agreement]

                                          SECTOR INVESTMENT HOLDING
                                          COMPANY LIMITED

                                          By:
                                             ----------------------------------
                                             Name:
                                             Title:

                                          FIDELITY INVESTMENT FUNDS
                                          ICVC-FIDELITY EUROPEAN
                                          OPPORTUNITIES FUND

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                          FIDELITY FUNDS -EUROPEAN SMALLER
                                          COMPANY FUND

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                          FIDELITY INSTITUTIONAL FUNDS
                                          ICVC-EMERGING MARKETS FUND

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                          FIDELITY FUNDS-EMERGING MARKETS FUND

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                         [Registration Rights Agreement]

                                      -2-

                                          FIDELITY INVESTMENT TRUST: FIDELITY
                                          EMERGING MARKETS FUND

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                          FIDELITY ADVISOR SERIES VIII: FIDELITY
                                          ADVISOR EMERGING MARKETS FUND

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                          FIDELITY EMERGING MARKETS FUND

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                             ADDITIONAL STOCKHOLDERS

                                          ALLIANCE SCANEAST FUND, L.P.

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                          --------------------------------------
                                          Rodney B. Berens

                         [Registration Rights Agreement]

                                      -3-

                                          DECLARATION OF TRUST ESTABLISHED BY
                                          JOHN J. HAGENBUCH AS TRUSTOR U/A
                                          SEPTEMBER 13, 1995

                                          By:
                                             -----------------------------------
                                             Name: John J. Hagenbuch
                                             Title: Trustee/Successor Trustee

                                          NORTHWOOD VENTURES LLC

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                         [Registration Rights Agreement]

                                      -4-

                                                                       Exhibit A

                               Major Stockholders

Name and Address

MTG Broadcasting AB ("MTG")                                     Skeppsbron 18
                                                                Box 2094
                                                                SE-103 13 Stockholm
                                                                Sweden
                                                                Tel:  +46 8 562 000 44
                                                                Fax:  +46 8 20 50 74
                                                                Attention:  Chief Financial Officer

Alfa Capital Holdings (Cyprus) Ltd. ("ACH")                     Presidium Building
Jaystone Limited (together with ACH, "ALFA")                    3rd Floor
                                                                6 Demostenis Severis Avenue
                                                                Nicosia, Cyprus
                                                                Tel:  +357 22 681 988
                                                                Fax:  +357 22 681 505
                                                                Attn:  Valery A. Zyukin

Cavendish Nominees Limited ("CAVENDISH")                        c/o International Private Equity Services Ltd.
                                                                Alexander House
                                                                13-15 Victoria Road
                                                                St. Peter Port, Guernsey
                                                                Channel Islands GY1 3ZD
                                                                Tel:  +7 (095) 9671307
                                                                Fax:  +7 (095) 9671308
                                                                Attention:  Chief Financial Officer

Sector Investment Holding Company Limited                       c/o International Private Equity Services Ltd.
(together with Cavendish, "BARING")                             Alexander House
                                                                13-15 Victoria Road
                                                                St. Peter Port, Guernsey
                                                                Channel Islands GY1 3ZD
                                                                Tel:  +7 (095) 9671307
                                                                Fax:  +7 (095) 9671308
                                                                Attention: Chief Financial Officer

Fidelity Investment Funds ICVC-Fidelity                         c/o Fidelity Investments
     European Opportunities Fund                                82 Devonshire Street
Fidelity Funds -European Smaller Company Fund                   Mail Stop E 31C
Fidelity Institutional Funds ICVC-Emerging Markets Fund         Boston, MA  02109-3614
Fidelity Funds -Emerging Markets Fund                           Tel:  +1 617 563 5144
Fidelity Investment Trust: Fidelity Emerging Markets Fund       Fax:  +1 617 476 5174
Fidelity Advisor Series VIII: Fidelity Advisor Emerging         Attention:  Andrew J. Boyd
     Markets Fund
Fidelity Emerging Markets Fund
(together, "FIDELITY")

                                                                       Exhibit B

                             Additional Stockholders

Name and Address

Alliance ScanEast Fund, L.P.                                    CapMan
                                                                Korkeavuorenkatu 32
                                                                00130 Helsinki
                                                                Finland
                                                                Tel  +358 9 6155 8314
                                                                Fax  +358 9 6155 8350
                                                                Attention:  Petri Saavalainen
                                                                petri.saavalainen@capman.com

Berens, Rodney B.                                               Berens Capital Management
                                                                One Rockefeller Plaza
                                                                23rd Floor
                                                                New York, NY 10020
                                                                Tel:  +1-212-698-2025
                                                                Fax:  +1-212-698-2021
                                                                rod@berenscapital.com

Declaration of Trust Established by John J. Hagenbuch           c/o Merlone/Hagenbuch Inc.
as Trustor U/A September 13, 1995                               353 Sacramento Street
                                                                Suite 2160
                                                                San Francisco, CA 94111
                                                                Tel:  +1-415-693-9000
                                                                Fax:  +1-415-693-0480
                                                                Attention:  John J. Hagenbuch
                                                                jay@hagenbuch.com

Northwood Ventures LLC                                          485 Underhill Boulevard
                                                                Suite 205
                                                                Syosset, NY 11791-3419
                                                                Tel:  +1-516-364-5544
                                                                Fax:  +1-516-364-0879
                                                                Attn: Peter Schiff
                                                                pschiff@northwoodventures.com